EXHIBIT 23.2

Consent of Independent Certified Public Accountants

SeraCare Life Sciences, Inc.

Oceanside, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-110633 of SeraCare Life Sciences, Inc. of our report dated December 10, 2001, relating to the statements of operations, stockholders’ equity and cash flows for the seven months ended September 30, 2001 and the year ended February 28, 2001, which appears in the Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Los Angeles, California

December 19, 2003